EXHIBIT 10.1

LOAN MODIFICATION AGREEMENT

This Loan Modification Agreement is entered into as of April 15, 2002, by and between SENTO CORPORATION, and SENTO TECHNICAL SERVICES CORPORATION (jointly and severally the “Borrower”) and Silicon Valley Bank (“Bank”).

1.             DESCRIPTION OF EXISTING INDEBTEDNESS:  Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, an Amended and Restated Loan and Security Agreement, dated December 22, 1999, as may be amended from time to time, (the “Loan Agreement”).  The Loan Agreement provided for, among other things, a Committed Revolving Line in the original principal amount of Two Million Dollars ($2,000,000) and a Committed Equipment Line in the original principal amount of One Hundred Thousand Dollars ($100,000).  Pursuant to a Loan Modification Agreement dated April 28, 2000, the Committed Revolving Line was increased to Three Million Dollars ($3,000,000) and a Term Loan Commitment was incorporated, in the original principal amount of Five Hundred Thousand Dollars ($500,000). Additionally, pursuant to a Loan Modification Agreement dated November 7, 2000, the Term Loan Commitment was increased to Two Million Dollars ($2,000,000). Defined terms used but not otherwise defined herein shall have the same meanings as set forth in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the “Indebtedness.”

2.             DESCRIPTION OF COLLATERAL.  Repayment of the Indebtedness is secured by the Collateral as described in the Loan Agreement.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Indebtedness shall be referred to as the “Security Documents”.  Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the “Existing Loan Documents”.

3.             DESCRIPTION OF CHANGE IN TERMS.

A.            Modification(s) to Loan Agreement.

1.                                       Sub-letter (a) under Section 2.1.1 entitled “Revolving Advances” is hereby amended to read as follows:

(a)           Through the month ending October 31, 2002, Bank will make Advances not exceeding the lesser of (A) the Committed Revolving Line or (B) (i) the Borrowing Base, minus (ii) the outstanding amount of the Term Loan Commitment and the outstanding amount of the Committed Equipment Line. Beginning with the month ending November 30, 2002, Bank will make Advances not exceeding the lesser of (A) the Committed Revolving Line or (B) the Borrowing Base.  Amounts borrowed under this Section may be repaid and reborrowed during the term of this Agreement.

2.                                       Section 6.5 entitled “Primary Accounts” is hereby amended to read as follows:

Borrower will maintain with Bank its primary depository and operating accounts and at least 50% of all investment account balances of Borrower.

3.                                       Section 6.6 entitled “Financial Covenants” is hereby amended in its entirety to read as follows:

Borrower will maintain as of the last day of each month (unless otherwise noted):

(i)                                     Adjusted Quick Ratio.  A ratio of Quick Assets to Current Liabilities minus Deferred Revenue of at least 1.50 to 1.00.

(ii)                                  Debt Service Coverage.  Borrower will maintain, as of the last day of each quarter, a Debt Service Coverage Ratio of not less than 1.50 to 1.00, provided, however, the Debt Service Coverage covenant shall not be tested for the quarter ending June 30, 2002. For purposes of this covenant, “Debt Service Coverage Ratio” means the sum of quarterly net income before taxes, amortization, depreciation and interest expense divided by the sum of 25% of current maturities of long-term debt (“CMLTD”) plus interest for the quarter.

(iii)                               Tangible Net Worth.  Beginning with the month ending April 30, 2002 and through the month ending August 31, 2002, a Tangible Net Worth of at least $4,500,000, provided, however, the Tangible Net Worth covenant shall not be tested for the month ending September 30, 2002 and thereafter.

(iv)                              Profitability.  Borrower shall not incur a loss (as defined below) for any two consecutive months, and shall not incur an aggregate loss for any fiscal quarter, provided, however, the Profitability covenant shall not be tested for the month ending April 30, 2002 through the month ending June 30, 2002.  For purposes of this covenant, “loss” means net income after taxes of less than $0.00, as reported on Borrower’s consolidated financial statement.

4.                                       The following defined terms under Section 13.1 entitled “Definitions” are hereby amended to read as follows:

Sub-letter (d) under defined term “Eligible Accounts” is hereby amended to read as follows:

(d) Accounts from an Account Debtor, including affiliates, whose total obligations to Borrower exceed 25% of all Accounts for the amounts that exceed that percentage, except for Intuit, Inc. and Network Associates (US), whose accounts shall not exceed 50% of all Accounts, unless Bank approves in writing.

“Eligible Foreign Accounts” are Accounts for which the account debtor does not have its principal place of business in the United States but are: (1) covered by credit insurance satisfactory to Bank, less any deductible; or (2) supported by letter(s) of credit acceptable to Bank; or (3) that Bank approves in writing, which as of the date hereof consists of Network Associates Europe, subject to the limitations applicable to all “Eligible Accounts.”

“Revolving Maturity Date” is April 14, 2003.

“Tangible Net Worth” is, on any date, (a) the consolidated total assets of Borrower and its Subsidiaries, minus (b) any amounts attributable to (i) goodwill, (ii) intangible items such as unamortized debt discount and expense, Patents, trade and service marks and names, Copyrights and research and development expenses except prepaid expenses, and including as intangible items inter-company receivables from foreign Subsidiaries and any investments by Borrower in foreign Subsidiaries, (iii) reserves not already deducted from assets, and (iv) Total Liabilities plus (c) Subordinated Debt.

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B.            Waiver-of Financial Covenant Default(s)

1.                                        Bank hereby waives Borrower’s existing default under the Loan Agreement by virtue of Borrower’s failure to comply with the Debt Service Coverage covenant as of quarter ended March 30, 2002. Bank’s waiver of Borrower’s compliance of this covenant shall apply only to the foregoing period. Accordingly, Borrower shall be in compliance with this covenant, as amended herein.

Bank’s agreement to waive the above-described default (1) in no way shall be deemed an agreement by the Bank to waive Borrower’s compliance with the above-described covenant as of all other dates and (2) shall not limit or impair the Bank’s right to demand strict performance of this covenant as of all other dates and (3) shall not limit or impair the Bank’s right to demand strict performance of all other covenants as of any date.

4.             CONSISTENT CHANGES.  The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5.             NO DEFENSES OF BORROWER.  Borrower agrees that, as of the date hereof, it has no defenses against the obligations to pay any amounts under the Indebtedness.

6.             PAYMENT OF LOAN FEE.  Borrower shall pay Bank a fee in the amount of Fifteen Thousand Dollars ($15,000.00) (“Loan Fee”) plus all out-of-pocket expenses.

7.             CONTINUING VALIDITY.  Borrower understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents.  Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect.  Bank’s agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness.  Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness.  It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing.  Unless expressly released herein, no maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement.  The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

8.             CONDITIONS.  The effectiveness of this Loan Modification Agreement is conditioned upon payment of the Loan Fee.

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This Loan Modification Agreement is executed as of the date first written above.

BORROWER:	BANK:

SENTO CORPORATION	SILICON VALLEY BANK

By:	By:
Name:	Name:
Title:	Title:

SENTO TECHNICAL SERVICES CORPORATION

By:
Name:
Title:

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SILICON VALLEY BANK

PRO FORMA INVOICE FOR LOAN CHARGES

BORROWER:	SENTO CORPORATION
SENTO TECHNICAL SERVICES CORPORATION

LOAN OFFICER:	Ron C. Sherman

DATE:	April 15, 2002

Loan Fee	$15,000.00
Documentation Fee	$750.00

TOTAL FEE DUE	$15,750.00

Please indicate the method of payment:

{ } A check for the total amount is attached.

{ } Debit DDA#                         for the total amount.

Borrower	(Date)

Silicon Valley Bank	(Date)
Account Officer’s Signature

COMPLIANCE CERTIFICATE

TO:                                                                         SILICON VALLEY BANK

3003 Tasman Drive

Santa Clara, CA 95054

FROM:                                                      SENTO CORPORATION

SENTO TECHNICAL SERVICES CORPORATION

The undersigned authorized officer of SENTO CORPORATION, and SENTO TECHNICAL SERVICES CORPORATION (jointly and severally the “Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending                       with all required covenants except as noted below and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date. Attached are the required documents supporting the certification. The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required		Complies
Interim consolidated financial statements + CC	Monthly within 30 days		Yes	No
10-Q, 10-K	Within 5 days after filing with SEC		Yes	No
A/R, A/P & BBC	Monthly within 20 days		Yes	No
A/R Audit	Annually		Yes	No

Financial Covenant	Required	Actual	Complies
Maintain on a Monthly Basis:
Minimum Quick Ratio (Adjusted)	1.50:1.00	:1.00	Yes	No
Profitability	$0 *	$	Yes	No
Minimum Tangible Net Worth	$4,500,000 **	$	Yes	No

Maintain on a Quarterly Basis:
Debt Service Coverage Ratio***	1.50:1.00	:1.00	Yes	No

*Borrower shall not incur a loss for any two consecutive months, and shall not incur an aggregate loss for any fiscal quarter, provided, however, the Profitability covenant shall not be tested for the month ending April 30, 2002 through the month ending June 30, 2002, For purposes of this covenant, “loss” shall mean net income after taxes of less than $0.00, as reported on Borrower’s consolidated financial statements.

**Tangible Net Worth to be tested for the months ending April 30, 2002 through August 31, 2002.

***The Debt Service Coverage covenant shall not be tested for the quarter ending June 30, 2002.

Borrower only has deposit accounts located at the following institutions:

Comments Regarding Exceptions: See Attached.	BANK USE ONLY
Received by:
Sincerely,		AUTHORIZED SIGNER
Date:

BORROWER:	Verified:
AUTHORIZED SIGNER
SENTO CORPORATION	Date:

	Compliance Status:	Yes No
By:
Name:
Title:

SENTO TECHNICAL SERVICES CORPORATION

By:
Name:
Title:

Date:

BORROWING BASE CERTIFICATE

COLLATERAL SCHEDULE

Borrower:	Sento Corporation	Lender:	Silicon Valley Bank
Sento Technical Services Corporation

Commitment Amount:         $300,000,000

ACCOUNTS RECEIVABLE

1.	Accounts Receivable Book Value as of			$
2.	Additions (please explain on reverse)			$
3.	TOTAL ACCOUNTS RECEIVABLE			$

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
	a.	Amounts over 90 days due	$
	b.	Balance of 50% over 90 day accounts	$
	c.	Excess 25% Concentration Limit*	$
	d.	Foreign Accounts**	$
	e.	Governmental Accounts	$
	f.	Contra Accounts	$
	g.	Promotion or Demo Accounts	$
	h.	Intercompany/Employee Accounts	$
	i.	Other (please explain on reverse)	$
4.		TOTAL ACCOUNTS RECEIVABLE DEDUCTION		$
5.		Eligible Accounts (#3 minus #4)		$
6.	LOAN VALUE OF ACCOUNTS (80% of #5)			$
“Intuit, Inc. and Network Associates (US) accounts shall not exceed 50%
“Network Associates Europe.

BALANCE
7.		Maximum Loan Amount		$
8.		Total Funds Available Lesser of #6 or #7		$
9.		Present balance owing on Line of Credit		$
10.		Outstanding under Sublimits ( ) Term Loan Commitment		$
RESERVE POSITION (#8 minus #9 and #10)				$

The undersigned represents and warrants that the foregoing is true, complete and correct, and that the information reflected in this Borrowing Base Certificate complies with the representations and warranties set forth in the Amended and Restated Loan and Security Agreement between the undersigned and Silicon Valley Bank.

COMMENTS:

SENTO CORPORATION	SENTO TECHNICAL SERVICES CORPORATION

By:	By:
Name:	Name:
Title:	Title:

Date:

BANK USE ONLY

Rec’d By:
Auth. Signer
Date:

Verified
Auth. Signer
Date: